Exhibit 99.1

Delphi Reports First Quarter 2015 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported first quarter 2015 U.S. GAAP earnings from continuing operations of $0.99 per diluted share. Excluding special items, first quarter earnings from continuing operations increased 4% to $1.21 per diluted share.

Highlights Include:

•	Revenue of $3.8 billion, up 6% adjusted for currency exchange and commodity movements

◦	Growth of 4 points above market

•	U.S. GAAP diluted earnings per share from continuing operations of $0.99

◦	Excluding special items, earnings from continuing operations of $1.21 per diluted share, up 4%

•	Adjusted Operating Income of $472 million, up 2%

◦	Adjusted Operating Income margin of 12.4%, up 50 basis points

•	Generated $121 million of cash from continuing operations

•	Share repurchases and dividends of $313 million

•	Announced agreement for sale of Thermal Systems business to MAHLE for approximately $727 million, expected to close in the 3rd quarter of 2015

◦	Thermal Systems classified as discontinued operations for all periods presented

“Delphi’s strong financial results demonstrate that the disciplined execution of our strategy is resulting in solid operating growth," said Kevin Clark, president and chief executive officer. "Additionally, the sale of our Thermal Division has unlocked value for our shareholders and will help fuel a focused, high-growth product portfolio that capitalizes on industry trends in safe, green and connected content going forward."

First Quarter 2015 Results
The Company reported first quarter 2015 revenue of $3.8 billion, a decline of 3% from the prior year period, reflecting unfavorable currency impacts, which offset continued volume growth in Asia and North America. Adjusted for the impacts of currency exchange and commodity movements, revenue increased by 6% in the first quarter. This reflects growth of 15% in Asia, 7% in North America and 2% in Europe, partially offset by a decline of 16% in South America.
The Company reported first quarter 2015 U.S. GAAP net income from continuing operations of $288 million and earnings from continuing operations of $0.99 per diluted share, compared to $310 million and $1.01 per diluted share in the prior year period. First quarter net income from continuing operations excluding restructuring and other special items ("Adjusted Net Income"), totaled $353 million, or $1.21 per diluted share, which includes the favorable impacts of a reduced share count. Adjusted Net Income in the prior year period was $357 million, or $1.16 per diluted share.
First quarter earnings before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items ("Adjusted Operating Income") was $472 million, compared to $463 million in the prior year period. Adjusted Operating Income margin increased 50 basis points in the first quarter of 2015 to 12.4%, compared with 11.9% in the prior year period. Despite the unfavorable impacts of currency exchange, Adjusted Operating Income increased as a result of above-market growth of our businesses in Asia and North America and the impacts of successful cost reduction initiatives. Depreciation and amortization expense totaled $128 million in the first quarter, compared to $134 million in the prior year period.
Interest expense for the first quarter totaled $32 million, a decrease from $35 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarters of 2015 and 2014. Additionally, both the first quarter of 2015 and 2014 included losses on the extinguishment of debt, which totaled $52 million and $34 million, respectively.
Tax expense in the first quarter of 2015 was $61 million, resulting in an effective tax rate of approximately 17%, compared to $69 million, or an effective rate of 18%, in the prior year period. The decrease reflects a decline in pretax earnings from continuing operations, as well as the geographic mix of these pretax earnings.
The Company generated net cash flow from continuing operating activities of $121 million in the first quarter of 2015, compared to $118 million in the prior year period. As of March 31, 2015, the Company had cash and cash equivalents of $558 million and total debt of $2.7 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Discontinued Operations - Sale of Thermal Business
As previously disclosed, during the first quarter of 2015 Delphi entered into a definitive agreement to sell its wholly-owned Thermal Systems business to MAHLE GmbH for approximately $727 million, subject to closing adjustments. The sale is expected to close in the third quarter of 2015, subject to regulatory and other approvals, and Delphi expects to receive proceeds of approximately $670 million and to recognize a gain on the divestiture of over $300 million. Proceeds from the sale will be used to fund future growth initiatives, including acquisitions, as well as share repurchases under the existing share repurchase program. Delphi and MAHLE also signed a separate letter of intent to sell Delphi’s interest in Shanghai Delphi Automotive Air-Conditioning System Co., Ltd. ("SDAAC"), subject to regulatory and other approvals. Proceeds from the sale of Delphi's interest in SDAAC will be in addition to the $727 million paid for the wholly-owned Thermal operations. Additionally, as part of the Company's overall Thermal Systems divestiture strategy, Delphi intends to divest the Company's interest in its Korea Delphi Automotive Systems Corporation ("KDAC") joint venture to a separate buyer.
The results of the Thermal Systems business, including the Company's interests in SDAAC and KDAC, are presented as discontinued operations separate from the Company’s continuing operations for all periods presented. Loss from discontinued operations attributable to Delphi, net of tax, was $79 million for the three months ended March 31, 2015, which includes an $88 million non-cash impairment loss related to the Company's interest in KDAC.

Share Repurchase Program
During the first quarter of 2015, Delphi repurchased 3.23 million shares for approximately $240 million under its existing authorized share repurchase program, leaving approximately $1,426 million available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q2 2015 and Full Year 2015 Outlook
The Company's second quarter and full year 2015 financial guidance is as follows:

(in millions, except per share amounts)	Continuing Ops Q2 2015	Continuing Ops Full Year 2015
Revenue	$3,825 - $3,925	$15,300 - $15,700
Adjusted operating income	$500 - $520	$1,980 - $2,080
Adjusted operating income margin	13.1% - 13.2%	12.9% - 13.2%
Adjusted earnings per share	$1.27 - $1.37	$5.35 - $5.50
Cash flow before financing		$1,100
Capital expenditures		$800
Adjusted effective tax rate		17%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:30 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 25775847. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other project and integration costs related to acquisitions and other portfolio transactions and asset impairments. Adjusted Net Income represents net income (loss) attributable to Delphi before income (loss) from discontinued operations, net of tax, restructuring, other project and integration costs related to acquisitions and other portfolio transactions, asset impairments and debt extinguishment costs. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global technology company for automotive and commercial vehicle markets delivering solutions that help make vehicles safe, green and connected. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 33 countries. Visit www.delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(in millions, except per share amounts)
Net sales	$3,797	$3,897
Operating expenses:
Cost of sales	3,056	3,164
Selling, general and administrative	255	248
Amortization	24	24
Restructuring	16	21
Total operating expenses	3,351	3,457
Operating income	446	440
Interest expense	(32)	(35)
Other expense, net	(54)	(17)
Income from continuing operations before income taxes and equity income	360	388
Income tax expense	(61)	(69)
Income from continuing operations before equity income	299	319
Equity income, net of tax	5	7
Income from continuing operations	304	326
(Loss) income from discontinued operations, net of tax	(75)	15
Net income	229	341
Net income attributable to noncontrolling interest	20	21
Net income attributable to Delphi	$209	$320

Amounts attributable to Delphi:
Income from continuing operations	$288	$310
(Loss) income from discontinued operations	(79)	10
Net income	$209	$320

Diluted net income (loss) per share:
Continuing operations	$0.99	$1.01
Discontinued operations	(0.27)	0.03
Diluted net income per share attributable to Delphi	$0.72	$1.04
Weighted average number of diluted shares outstanding	291.81	306.89

Cash dividends declared per share	$0.25	$0.25

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2015	December 31, 2014

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$558	$859
Restricted cash	1	1
Accounts receivable, net	2,677	2,400
Inventories	1,081	1,013
Other current assets	533	567
Current assets held for sale	837	384
Total current assets	5,687	5,224
Long-term assets:
Property, net	2,905	3,021
Investments in affiliates	101	98
Intangible assets, net	681	728
Goodwill	611	656
Other long-term assets	479	508
Long-term assets held for sale	—	511
Total long-term assets	4,777	5,522
Total assets	$10,464	$10,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$44	$34
Accounts payable	2,287	2,278
Accrued liabilities	1,081	1,221
Current liabilities held for sale	406	356
Total current liabilities	3,818	3,889
Long-term liabilities:
Long-term debt	2,673	2,417
Pension benefit obligations	926	1,002
Other long-term liabilities	384	390
Long-term liabilities held for sale	—	35
Total long-term liabilities	3,983	3,844
Total liabilities	7,801	7,733
Commitments and contingencies
Total Delphi shareholder's equity	2,155	2,510
Noncontrolling interest	508	503
Total shareholders’ equity	2,663	3,013
Total liabilities and shareholders’ equity	$10,464	$10,746

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
	(in millions)
Cash flows from operating activities:
Net income	$229	$341
(Loss) income from discontinued operations, net of tax	(75)	15
Income from continuing operations	304	326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128	134
Deferred income taxes	(1)	10
Income from equity method investments, net of dividends received	(5)	(7)
Loss on extinguishment of debt	52	34
Other, net	12	14
Changes in operating assets and liabilities:
Accounts receivable, net	(277)	(358)
Inventories	(68)	(127)
Accounts payable	105	175
Other, net	(110)	(59)
Pension contributions	(19)	(24)
Net cash provided by operating activities from continuing operations	121	118
Net cash provided by operating activities from discontinued operations	14	18
Net cash provided by operating activities	135	136
Cash flows from investing activities:
Capital expenditures	(213)	(272)
Proceeds from sale of property / investments	—	1
Decrease in restricted cash	—	(3)
Net cash used in investing activities from continuing operations	(213)	(274)
Net cash used in investing activities from discontinued operations	(37)	(26)
Net cash used in investing activities	(250)	(300)
Cash flows from financing activities:
Increase in short and long-term debt, net	217	4
Dividend payments of consolidated affiliates to minority shareholders	(13)	(7)
Repurchase of ordinary shares	(240)	(153)
Distribution of cash dividends	(73)	(77)
Taxes withheld and paid on employees' restricted share awards	(58)	(8)
Net cash used in financing activities	(167)	(241)
Effect of exchange rate fluctuations on cash and cash equivalents	(21)	(6)
Decrease in cash and cash equivalents	(303)	(411)
Cash and cash equivalents at beginning of period	904	1,389
Cash and cash equivalents at end of period	$601	$978
Cash and cash equivalents of discontinued operations	$43	$43
Cash and cash equivalents of continuing operations	$558	$935

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended
	March 31,
	2015	2014	%
	(in millions)
Net Sales
Electrical/Electronic Architecture	$2,078	$2,111	(2)%
Powertrain Systems	1,081	1,097	(1)%
Electronics and Safety	682	737	(7)%
Eliminations and Other (a)	(44)	(48)
Net Sales	$3,797	$3,897

Adjusted Operating Income
Electrical/Electronic Architecture	$264	$269	(2)%
Powertrain Systems	129	113	14%
Electronics and Safety	79	81	(2)%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$472	$463

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three months ended March 31, 2015 and 2014:

	Three Months Ended March 31,
	2015	2014
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	290.90	305.85
Dilutive shares related to RSUs	0.91	1.04
Weighted average ordinary shares outstanding, including dilutive shares	291.81	306.89
Basic net income per share:
Continuing operations	$0.99	$1.02
Discontinued operations	(0.27)	0.03
Basic net income per share attributable to Delphi	$0.72	$1.05
Diluted net income per share:
Continuing operations	$0.99	$1.01
Discontinued operations	(0.27)	0.03
Diluted net income per share attributable to Delphi	$0.72	$1.04

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended
	March 31,
	2015	2014
	(in millions)
Net income attributable to Delphi	$209	$320
Interest expense	32	35
Other expense, net	54	17
Income tax expense	61	69
Equity income, net of tax	(5)	(7)
Loss (income) from discontinued operations, net of tax	75	(15)
Net income attributable to noncontrolling interest	20	21
Operating income	446	440
Restructuring	16	21
Other acquisition and portfolio project costs	8	2
Asset impairments	2	—
Adjusted operating income	$472	$463

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$253	$121	$72	$—	$446
Restructuring	4	6	6	—	16
Other acquisition and portfolio project costs	5	2	1	—	8
Asset impairments	2	—	—	—	2
Adjusted operating income	$264	$129	$79	$—	$472

Depreciation and amortization (a)	$66	$44	$18	$—	$128

Three Months Ended March 31, 2014	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$254	$111	$75	$—	$440
Restructuring	13	2	6	—	21
Other acquisition and portfolio project costs	2	—	—	—	2
Adjusted operating income	$269	$113	$81	$—	$463

Depreciation and amortization (a)	$64	$51	$19	$—	$134

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended
	March 31,
	2015	2014
	(in millions, except per share amounts)
Net income attributable to Delphi	$209	$320
Loss (income) from discontinued operations attributable to Delphi, net of tax	79	(10)
Income from continuing operations attributable to Delphi	288	310
Adjusting items:
Restructuring	16	21
Other acquisition and portfolio project costs	8	2
Asset impairments	2	—
Debt extinguishment costs	52	34
Tax impact of adjusting items (a)	(13)	(10)
Adjusted net income attributable to Delphi	$353	$357

Weighted average number of diluted shares outstanding	291.81	306.89
Diluted net income per share from continuing operations attributable to Delphi	$0.99	$1.01
Adjusted net income per share	$1.21	$1.16

(a)
Represents the income tax impacts of the adjustments made for restructuring, other acquisition and portfolio project costs, asset impairments and debt extinguishment costs by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash Flow Before Financing is defined as cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2015 guidance was determined using a consistent manner and methodology.

	Three Months Ended
	March 31,
	2015	2014
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$304	$326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128	134
Working capital	(240)	(310)
Pension contributions	(19)	(24)
Other, net	(52)	(8)
Net cash provided by operating activities from continuing operations	121	118

Cash flows from investing activities:
Capital expenditures	(213)	(272)
Other, net	—	(2)
Net cash used in investing activities from continuing operations	(213)	(274)

Cash flow before financing	$(92)	$(156)

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com